Exhibit 5.1

Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954
telephone: +1-212-455-2000 facsimile: +1-212-455-2502

Direct Dial Number	E-mail Address

January 24, 2018

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017

JPMorgan Chase Financial Company LLC

383 Madison Avenue, Floor 21

New York, New York 10179

Ladies and Gentlemen:

We have acted as counsel to JPMorgan Chase & Co., a Delaware corporation (the “Company”), and JPMorgan Chase Financial Company LLC, a Delaware limited liability company (the “Subsidiary”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company and the Subsidiary with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the following securities that may be issued from time to time by the Company after the filing of the Registration Statement: (i) debt securities (the “Company Debt Securities”); (ii) contracts for the purchase and sale of securities issued by the Company or by an entity affiliated or not affiliated with the Company (other than equity securities of the Company or an affiliate of the Company), a basket of those securities, an index or indices of those securities or any combination thereof, currencies, commodities, or other property (the “Company Purchase Contracts”); (iii) warrants to purchase Company Debt

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Securities (the “Company Debt Warrants”), warrants to receive cash determined by reference to an index or indices (the “Company Index Warrants”) and warrants to receive cash determined by reference to currencies or currency units (the “Company Currency Warrants”); (iv) warrants (a) to purchase or sell securities of the Company or an entity other than the Company (other than equity securities of the Company or an affiliate of the Company) or a basket of such securities, or any combination of the above (the “Company Universal Warrants,” and, together with the Company Debt Warrants, the Company Index Warrants and the Company Currency Warrants, the “Company Warrants”); (v) the Company Debt Securities, the Company Warrants and the Company Purchase Contracts or any combination thereof that may be offered in the form of Units (the “Company Units”); and (vi) guarantees of the Company to be issued in connection with the Subsidiary Program Securities (as defined below) (the “Guarantees”) and (b) the following securities that may be issued from time to time by the Subsidiary after the filing of the Registration Statement: (i) debt securities (the “Subsidiary Debt Securities”) and (ii) warrants to receive cash determined by reference to one or more securities, currencies, currency units, composite currencies, or one or more baskets, indices or other combinations of any of the foregoing (the “Subsidiary Warrants”). The Company Debt Securities, the Company Purchase Contracts, the Company Warrants and the Company Units are hereinafter referred to collectively as the “Company Program Securities.” The Subsidiary Debt Securities and the Subsidiary Warrants are hereinafter referred to collectively as the “Subsidiary Program Securities” and, together with the Guarantees of the Company issued in connection with the Subsidiary Program Securities, and the Company Program Securities, the “Program Securities.” The Company Program Securities and the Subsidiary Program Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the

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prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act and one or more pricing supplements for an aggregate public offering price not to exceed the dollar amount set forth in the Registration Statement or the equivalent thereof in one or more foreign currencies or composite currencies.

The Company Debt Securities, if any, will be issued under an Indenture, dated as of May 25, 2001 (as supplemented by a first supplemental indenture dated as of April 9, 2008, a second supplemental indenture dated as of November 14, 2011, a third supplemental indenture dated as of September 24, 2014, a fourth supplemental indenture dated as of December 5, 2014, a fifth supplemental indenture dated as of December 30, 2014 and a sixth supplemental indenture dated as of January 13, 2017, the “Company Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the “Company Trustee”).

The Company Purchase Contracts, if any, will be issued under a Purchase Contract Agreement (the “Company Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent (the “Company Purchase Contract Agent”).

The Company Debt Warrants, if any, will be issued under a debt warrant agreement (the “Company Debt Warrant Agreement”) to be entered into between the Company and a debt warrant agent. The Company Index Warrants, if any, will be issued under an index warrant agreement (the “Company Index Warrant Agreement”) to be entered into between the Company and an index warrant agent. The Company Currency Warrants, if any, will be issued under a currency warrant agreement (the “Company Currency Warrant Agreement”) to be entered into between the Company and a currency warrant agent. The Company Universal Warrants, if any, will be issued under a universal warrant agreement (the “Company Universal Warrant

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Agreement”) to be entered into between the Company and a universal warrant agent. The Company Debt Warrant Agreement, the Company Index Warrant Agreement, the Company Currency Warrant Agreement and the Company Universal Warrant Agreement are hereinafter referred to collectively as the “Company Warrant Agreements.” Each party to a Company Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Company Units, if any, will be issued under a unit agreement (the “Company Unit Agreement”) to be entered into between the Company and a unit agent (the “Company Unit Agent”).

The Subsidiary Debt Securities and the Guarantees relating thereto, if any, will be issued under an Indenture, dated as of February 19, 2016 (the “Subsidiary Debt Securities Indenture”), among the Subsidiary, the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Subsidiary Debt Securities Trustee”).

The Subsidiary Warrants and the Guarantees relating thereto, if any, will be issued under a Warrant Indenture (the “Subsidiary Warrant Indenture”) to be entered into among the Subsidiary, the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Subsidiary Warrant Trustee”).

We have examined the Registration Statement, the Company Indenture, the forms of Company Warrant Agreements, the form of Company Unit Agreement, the forms of global securities representing the Company Debt Securities, the forms of warrant certificates representing the Company Warrants, the Master Agency Agreement, dated as of December 1, 2005 (as amended by Amendment No. 1 dated as of November 21, 2008 and Amendment No. 2 dated as of November 14, 2011, the “Company Master Agency Agreement”), among the Company and the agents parties thereto, the Subsidiary Debt Securities Indenture including the

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Guarantee contained therein, the form of the Subsidiary Warrant Indenture including the Guarantee contained therein, the forms of global securities representing the Subsidiary Debt Securities, the forms of global warrant certificates representing the Subsidiary Warrants, and the Master Agency Agreement, dated as of April 18, 2016 (the “Subsidiary Master Agency Agreement”), among the Company, the Subsidiary and the agents parties thereto, each of which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Company Indenture is the valid and legally binding obligation of the Company Trustee; (2) the Company Master Agency Agreement is the valid and legally binding obligation of each of the agents party thereto (3) at the time of execution, issuance and delivery of the Company Purchase Contracts, the related Company Purchase Contract Agreement will be the valid and legally binding obligation of the Company Purchase Contract Agent; (4) at the time of execution, countersignature, issuance and delivery of any Company Warrants, the related Company Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (5) at the time of execution, countersignature,

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issuance and delivery of any Company Units, the related Company Unit Agreement will be the valid and legally binding obligation of the Company Unit Agent; (6) the Subsidiary Debt Securities Indenture is the valid and legally binding obligation of the Subsidiary Debt Securities Trustee; (7) at the time of execution, authentication, issuance and delivery of any Subsidiary Warrants, the Subsidiary Warrant Indenture will be the valid and legally binding obligation of the Subsidiary Warrant Trustee; and (8) the Subsidiary Master Agency Agreement is the valid and legally binding obligation of each of the agents party thereto.

We have assumed further that (1) at the time of execution, issuance and delivery of the Company Purchase Contracts, the related Company Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company, (2) at the time of execution, countersignature, issuance and delivery of any Company Warrants, the related Company Warrant Agreement will have been duly authorized, executed and delivered by the Company, (3) at the time of execution, issuance and delivery of any Company Units, the related Company Unit Agreement will have been duly authorized, executed and delivered by the Company, and (4) at the time of execution, authentication, issuance and delivery of the Subsidiary Warrants, the Subsidiary Warrant Indenture will have been duly authorized, executed and delivered by the Company and the Subsidiary. We have also assumed that at the time of execution, countersignature, issuance and delivery of any Company Purchase Contract Agreement, Company Warrant Agreement, Company Unit Agreement, Company Program Securities or Guarantees of the Subsidiary Program Securities, such agreement, Company Program Securities or Guarantee will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument that is binding upon, or the organizational documents of, the Company. We have also assumed that at the time of execution, authentication (with respect to

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the Subsidiary Program Securities), issuance and delivery of the Subsidiary Warrant Indenture or Subsidiary Program Securities, such indenture or Subsidiary Program Securities will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument that is binding upon, or the organizational documents of, the Subsidiary.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    With respect to the Company Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Company Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Company Board”) and (b) the due execution, authentication, issuance and delivery of such Company Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the Company Indenture and such agreement, such Company Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.    With respect to the Company Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Company Board to approve the execution and delivery of the Company Purchase Contract Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of such Company Purchase Contracts, upon payment of the consideration for such Company Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the applicable Company Purchase Contract Agreement and such agreement, the Company Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.    With respect to the Company Warrants, assuming (a) the taking of all necessary corporate action by the Company Board to approve the execution and delivery of a related Company Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution and delivery of such Company Warrant Agreement and the due execution, authentication, issuance and delivery of such Company Warrants, upon payment of the consideration for such Company Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the applicable Company Warrant Agreement and such agreement, such Company Warrants

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will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.    With respect to the Company Units, assuming (a) the taking of all necessary corporate action by the Company Board to authorize and approve (1) the issuance and terms of the Company Units, (2) the execution and delivery of the Company Unit Agreement with respect to the Company Units, (3) the execution and delivery of the Company Purchase Contract Agreement with respect to the Company Purchase Contracts that are a component of the Company Units in the form filed as an exhibit to the Registration Statement, (4) the execution and delivery of the Company Warrant Agreement with respect to any Company Warrants that are a component of the Company Units in the form filed as an exhibit to the Registration Statement and (5) the issuance and terms of the Company Debt Securities that are a component of the Company Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery, as applicable, of (1) the Company Units, (2) such Company Purchase Contracts, (3) such Company Warrants and (4) such Company Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and in accordance with the provisions of the applicable Company Purchase Contract Agreement, in the case of such Company Purchase Contracts, and in accordance with the provisions of the applicable Company Warrant Agreement, in the case of such Company Warrants, and the Company Indenture, in the case of such Company Debt Securities, and otherwise in accordance with the provisions of the applicable Company Unit Agreement and such agreement, such Company Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    With respect to the Subsidiary Debt Securities, assuming (a) the taking of all necessary limited liability company action to approve the issuance and terms of any Subsidiary Debt Securities, the terms of the offering thereof and related matters by the board of managers of the Subsidiary, a duly constituted and acting committee of such board of managers or duly authorized officers of the Subsidiary (such board of managers, committee or authorized officers being referred to herein as the “Subsidiary Board”) and (b) the due execution, authentication, issuance and delivery of such Subsidiary Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Subsidiary Board and otherwise in accordance with the provisions of the Subsidiary Debt Securities Indenture and such agreement, such Subsidiary Debt Securities will constitute valid and legally binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their terms.

6.    With respect to the Subsidiary Warrants, assuming (a) the taking of all necessary limited liability company action by the Subsidiary Board to approve (1) the execution and delivery of the Subsidiary Warrant Indenture in the form filed as an exhibit to the Registration Statement and (2) the issuance and terms of the Subsidiary Warrants and (b) the due execution, authentication, issuance and delivery, as applicable, of such

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Subsidiary Warrant Indenture and Subsidiary Warrants, upon payment of the consideration for such Subsidiary Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Subsidiary Board and otherwise in accordance with the provisions of the Subsidiary Warrant Indenture and such agreement, such Subsidiary Warrants will constitute valid and legally binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their terms.

7.    With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Subsidiary Program Securities underlying the Guarantees and related matters by the Company Board, (b) the due execution, authentication, issuance and delivery, as applicable, of the Subsidiary Program Securities underlying such Guarantees, and of the Subsidiary Warrant Indenture in the case of the Guarantees of the Subsidiary Warrants, upon payment of the consideration for the Subsidiary Program Securities provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the Subsidiary Debt Securities Indenture or the Subsidiary Warrant Indenture, as applicable, and such agreement, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have necessarily assumed (solely for the purposes of this opinion dated as of the date hereof) that at the time of any issuance and sale of any of the Company Program Securities or Guarantees of the Subsidiary Program Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise amend its prior authorization (the “Company Authorization”) of the issuance of the Company Program Securities or the Guarantees and, in the case of the Company Program Securities, an officer or duly authorized attorney-in-fact of the Company, as stated in the resolutions of the Board of Directors (or any such committee) relating to the Company Program Securities, has approved the terms of such Company Program Securities.

In rendering the opinions set forth above, we have necessarily assumed (solely for the purposes of this opinion dated as of the date hereof) that at the time of any issuance and sale of any of the Subsidiary Program Securities, the board of managers of the Subsidiary (or any

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committee thereof acting pursuant to authority properly delegated to such committee by the board of managers) has not taken any action to rescind or otherwise amend its prior authorization (the “Subsidiary Authorization”) of the issuance of the Subsidiary Program Securities and an officer or duly authorized attorney-in-fact of the Subsidiary, as stated in the resolutions of the board of managers (or any such committee) relating to the Subsidiary Program Securities, has approved the terms of such Subsidiary Program Securities.

In rendering the opinions set forth above, we have assumed that under the laws of any country in whose currency (or whose currency is a component currency of a composite currency in which) any Program Securities are denominated or payable, if other than in U.S. dollars, or of any other governmental authority having jurisdiction over any such composite currency, (A) no consent, approval, authorization, qualification or order of, or filing or registration with, any governmental agency or body or court is required for the consummation of the transactions contemplated by the Company Indenture, the Company Warrant Agreement, the Company Purchase Contract Agreement, the Company Unit Agreement, the Company Master Agency Agreement, the Subsidiary Debt Securities Indenture, the Subsidiary Warrant Indenture or the Subsidiary Master Agency Agreement in connection with the issuance or sale of such Program Securities by the Company and/or the Subsidiary and (B) the issuance or sale of such Program Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court. We note that (i) a New York State statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such

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judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court in New York may award judgment in U.S. dollars, provided that we express no opinion as to the rate of exchange such court would apply. Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In rendering the opinions set forth in paragraphs 1, 2, 3 and 4, we have necessarily assumed that, to the extent the aggregate initial offering price of the Company Program Securities exceeds $35,000,000,000, at the time of any issuance and sale of any of the Company Program Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has taken all necessary action for the authorization of the issuance of the Company Program Securities with an aggregate initial public offering price in excess of $35,000,000,000, which actions have not been rescinded and are in full force and effect.

In rendering the opinions set forth in paragraphs 5, 6 and 7, we have necessarily assumed that, to the extent the aggregate initial offering price of the Subsidiary Program Securities exceeds $35,000,000,000, at the time of any issuance and sale of any of the Subsidiary Program Securities, the board of managers of the Subsidiary (or any committee thereof acting pursuant to authority properly delegated to such committee by the board of managers) has taken all necessary action for the authorization of the issuance of the Subsidiary Program Securities with an aggregate initial public offering price in excess of $35,000,000,000, which actions have not been rescinded and are in full force and effect.

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We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP